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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                CURRENT  REPORT


                       Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934

                        Date of Report: October 6, 1997


                                GREY WOLF, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                  Texas                         1-8226                            74-2144774
          (State of Incorporation)       (Commission File Number)        (IRS Employer Identification No.)


                        10370 Richmond Avenue, Suite 600
                           Houston, Texas 77042-4136
             (Address of Registrant's principal executive offices)


                                 (713) 435-6100
              (Registrant's telephone number, including area code)


                                (Not Applicable)
         (Former name or former address, if changed since last report)
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ITEM 5.  OTHER EVENTS

         The Company hereby makes the following disclosure for the purpose of updating the description of its capital stock:


                          DESCRIPTION OF CAPITAL STOCK

         The authorized capital stock of the Company as of the date hereof consists of 300,000,000 shares of common stock, par value $0.10 per share (the "Common Stock"), and 1,000,000 shares of preferred stock, par value $1.00 per share (the "Preferred Stock").

COMMON STOCK

         Each share of Common Stock may cast one vote in any matter submitted for a vote to the holders of the capital stock of the Company. The Common Stock does not have cumulative voting rights. Subject to the superior rights of any series of Preferred Stock, the holders of Common Stock may receive dividends if, when and as declared by the Board of Directors of the Company (the "Board of Directors") and, upon liquidation of the Company, are entitled to all assets remaining after the satisfaction of liabilities. The Common Stock has no preemptive or other subscription rights.

         The Common Stock is listed for trading on the American Stock Exchange under the symbol "GW." The transfer agent for the Common Stock is American Stock Transfer & Trust Company, 6201 15th Avenue, Third Floor, Brooklyn, New York 11219, (718) 921-8261.

PREFERRED STOCK

         The Board of Directors is empowered, without the approval of the stockholders, to authorize the issuance of Preferred Stock in one or more series, to establish the number of shares included in each series, and to fix the relative rights, powers, preferences and limitations of each series. As a result, the Board of Directors has the power to afford the holders of any series of Preferred Stock greater rights, powers, preferences and limitations than the holders of Common Stock. The ability of the Board of Directors to establish the rights, powers, preferences and limitations and to issue Preferred Stock could be used as an anti-takeover device.

         Of the 1,000,000 authorized shares of Preferred Stock, 200,000 shares have been designated as Series A Preferred Stock and 30,600 shares of Series A Preferred Stock are outstanding as of the date of this Report. Each share of Series A Preferred Stock is subject to both mandatory and optional redemption provisions and is convertible at the option of the holder into eight shares of Common Stock. The Series A Preferred Stock confers no right to vote on any matter to be voted on by the shareholders. The holders of Series A Preferred Stock are entitled to a preferential distribution upon the voluntary or involuntary liquidation, dissolution, or winding up of the Company, but are not





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entitled to preferential payments of cumulative or non-cumulative dividends.
The Series A Preferred Stock has no preemptive or other subscription rights.





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                                   SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  October 6, 1997


                                        GREY WOLF, INC.




                                        By: /s/ T. SCOTT O'KEEFE
                                            -------------------------
                                            T. Scott O'Keefe,
                                            Senior Vice President and
                                            Chief Financial Officer




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